UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2014

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter St.
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Merger Agreement

On September 28, 2014 (the “Agreement Date”), AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Snowbird, Inc., a Delaware corporation (“Merger Sub”) and wholly-owned subsidiary of the Company, Lumara Health Inc., a Delaware corporation (“Lumara”), and Lunar Representative, LLC, as the representative of Lumara stockholders (“Stockholders’ Representative”). The Merger Agreement provides that, at the effective time of the merger, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Lumara, with Lumara continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”). The Boards of Directors of the Company, Lumara, and Merger Sub and the stockholders of Lumara have approved the Merger Agreement and the transactions contemplated thereby.  Lumara is a privately held pharmaceutical company specializing in women’s health who markets Makena® (hydroxyprogesterone caproate injection) (“Makena”), a progestin indicated to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth.

Subject to the terms and conditions of the Merger Agreement, the Company has agreed to pay an aggregate of $675 million in upfront merger consideration consisting of a combination of $600 million in cash, subject to certain adjustments (the “Cash Consideration”) and 3,209,971 unregistered shares of Company common stock, having a value of approximately $75 million pursuant to the calculation methodology set forth in the Merger Agreement (the “Stock Consideration”, and together with the Cash Consideration, the “Upfront Merger Consideration”) to the holders of Lumara common stock, stock options, and restricted stock units (collectively, the “Lumara Security Holders”).  Subject to the terms and conditions set forth in the Merger Agreement, (i) each issued and outstanding Lumara stock option that has not been exercised prior to the closing of the Merger shall, if not vested, automatically vest, and shall be terminated and converted into a right to receive, with respect to each share of common stock of Lumara issuable thereunder, the per share Cash Consideration and Stock Consideration (less than per-share exercise price payable), plus the right to receive per share payments to the holder of Lumara common stock after the closing of the Merger, if any, and (ii) each issued and outstanding restricted stock unit shall, if not vested, automatically vest, and shall be terminated and converted into a right to receive, with respect to each share of Lumara common stock subject to the restricted stock unit, the per share Cash Consideration and Stock Consideration, plus the right to receive per share payments to the holder of Lumara common stock after the closing of the Merger, if any.  The payment of the Stock Consideration is described in further detail in Item 3.02 below.

The Merger Agreement includes future contingent payments of up to $350 million payable by the Company to the Lumara Security Holders as follows:

•                  a one-time payment of $100 million within 30 days of the achievement of aggregate net sales of Makena equal to or greater than $300 million in any consecutive 12 calendar month period, commencing after the month in which the closing of the Merger occurs (the “First Milestone Period”); plus

•                  a one-time payment of $100 million (the “Second Milestone Payment”) within 30 days of the achievement of aggregate net sales of Makena equal to or greater than $400 million in any consecutive 12 calendar month period that begins with a month following the last month included in the First Milestone Period (the “Second Milestone Period”), subject to a set-off of $50 million if the Third Milestone Payment (as defined below) has been or is required to be made prior to the time when the conditions set forth in this paragraph have been satisfied; plus

•                  a one-time payment of $50 million (the “Third Milestone Payment”) within 30 days of the achievement of aggregate net sales of Makena equal to or greater than $700 million in any consecutive 24 calendar month period (which may include any period included in the First Milestone Period); provided that this payment shall not be made if the Second Milestone Payment has been or is required to be made; plus

•                  a one-time payment of $100 million within 30 days of the achievement of aggregate net sales of Makena equal to or greater than $500 million in any consecutive 12 calendar month period that begins with a month following the last month included in the Second Milestone Period; plus

•                  a one-time payment of $50 million within 30 days of the achievement of aggregate net sales of Makena equal to or greater than $200 million for each calendar year from 2015 through 2019 (regardless of whether any other contingent payments were achieved or made).

In the event that the conditions to more than one contingent payment are met in any calendar year, any portion of the total amount of contingent payment due in such calendar year in excess of $100 million shall be deferred until the next calendar year in which less than $100 million dollars in contingent payments is due.

The Upfront Merger Consideration payable to Lumara Security Holders will be subject to working capital, net debt, transaction expense and excess product shipment adjustments as set forth in the Merger Agreement. At the Closing, $7,000,000 of the Cash Consideration will be contributed into an escrow fund to secure the Lumara Security Holders’ payment obligations, if any, with respect to such working capital, net debt, transaction expense and excess product shipment adjustments, which escrow will be released upon the final determination of the Cash Consideration.

In addition, at the Closing, $35,000,000 of the Cash Consideration will be contributed to another escrow fund (the “Indemnification Escrow”) to secure the Lumara Security Holders’ obligations to indemnify the Company for certain matters, including breaches of representations and warranties, covenants included in the Merger Agreement, payments made by the Company to dissenting stockholders, specified tax claims, excess parachute claims, and certain claims related to the Women’s Health division of Lumara which is not part of the transaction with the Company as described below.  The portion of the Indemnification Escrow that has not been reduced by any claims by the Company and is not subject to any unresolved claims will be released to the Lumara Security Holders at the earlier of (i) March 15, 2016 and (ii) 5 days after the date on which the Company’s audited financial statements for its fiscal year ending December 31, 2015 are filed with the Securities and Exchange Commission (the “Commission”).  The maximum liability of the Lumara Security Holders for most indemnification claims is limited to the Indemnification Escrow, except with respect to certain claims for which the maximum liability is limited to the Indemnification Escrow and the ability to set-off against the contingent payments.

At or prior to the effective time of the Merger, the Company and the Stockholders’ Representative, for the benefit of the Lumara Security Holders who will be receiving Stock Consideration, shall enter into a registration rights and lock-up agreement (the “Registration Rights and Lock-Up Agreement”).  The Registration Rights and Lock-Up Agreement shall provide for so-called “shelf” demand registration rights and “piggyback” registration rights for the Lumara Security Holders who will be receiving Stock Consideration.  The Registration Rights and Lock-Up Agreement shall also require a 90-day lockup period with respect to 50% of the Company common stock received in the Merger by the Lumara Security Holders, and a 180-day lockup period with respect to the remaining 50% of the Company common stock received by the Lumara Security Holders.

The Merger Agreement contains customary representations, warranties and covenants of the parties, including, among other things, that during the period from the Agreement Date until the earlier of the termination of the Merger Agreement or the Closing, Lumara agrees (a) to carry on its business in the ordinary course and in a manner consistent with past practice; (b) to use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of current officers, employees, and consultants and to preserve its relationships with customers, suppliers and others having significant business relations with it; and (c) not to solicit, initiate or knowingly encourage any inquires or proposals that constitute a proposal or offer for (i) the purchase of any significant portion of the capital stock or assets of Lumara or its subsidiaries, (ii) a business combination with Lumara or its subsidiaries, or (iii) any extraordinary business transaction involving the transfer of an exclusive license to substantially all of the intellectual property rights owned by Lumara or its subsidiaries.  In addition, the Company agrees not to issue any dividends, undergo certain recapitalization events (e.g., a stock split), and not issues shares of its capital stock other than in transactions with third parties for fair market value, or upon the grant or exercise of employee stock options.

Lumara has also entered into an agreement for the sale of the assets of its Women’s Health Division pursuant to an asset purchase agreement (the “Women’s Health Asset Sale”).  The Women’s Health Asset Sale covers assets related to commercialization of Lumara’s Clindesse®, Gynazole® and Evamist® products, which are unrelated to the Makena platform. The Merger Agreement provides that Lumara must either consummate the Women’s Health Asset Sale or effect a spin-out of the assets and liabilities comprising the Women’s Health Division to a new corporation, the stock of which would be distributed to the Company’s stockholders, as a condition to the consummation of the Merger.  In the event that the Women’s Health Asset Sale is not consummated prior to the earlier of November 7, 2014 or the fifth business day following any request for additional information in connection with the request for antitrust approval for the transaction, assuming all other closing conditions have been met, the Company will be entitled to cause the spin-off to occur.  In connection with the Women’s Health Asset Sale, Lumara will enter into a transition services agreement pursuant to which Lumara will provide certain services to the buyer in the Women’s Health Asset Sale for a period of time after the closing.

The Merger Agreement also contains customary conditions to closing, including, among other things:

•                  receipt of required antitrust approvals;

•                  approval of the Merger Agreement by Lumara’s stockholders (which condition has already been satisfied);

•                  the representations and warranties of Lumara being true and correct at the closing subject to the terms of the Merger Agreement; and

•                  the absence of any material adverse changes affecting Lumara.

The Merger Agreement provides for limited termination rights, including but not limited to, by the mutual consent of the Company and the Stockholders’ Representative; upon certain breaches of representations, warranties, covenants or agreements; and in the event the Merger has not been consummated on or before January 30, 2015.

The above description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Commitment Letter

Pursuant to the Merger Agreement, the Company is obligated to obtain financing to fund a portion of the Cash Consideration.  Receipt of financing by the Company is not a condition to its obligations under the Merger Agreement.

Concurrently with the execution and delivery of the Merger Agreement, Jefferies Finance LLC (“Jefferies”) entered into a commitment letter with the Company (the “Commitment Letter”) pursuant to which Jefferies and additional lenders (together, the “Lenders”) have committed to provide a senior secured term loan facility of up to $340 million (the “Term Loan Facility”), subject to the conditions set forth in the Commitment Letter.  These conditions are described in more detail below.  If it decides to enter into the Term Loan Facility, the Company would use the proceeds of the Term Loan Facility, together with cash on hand and other available sources of funding, to (i) pay a portion of the Cash Consideration, (ii) pay various fees and expenses incurred in connection with the Merger and the Term Loan Facility, and/or (iii) repay certain indebtedness of Lumara and its subsidiaries.

The obligations of the Lenders to provide the financing under the Commitment Letter for the Term Loan Facility are subject to a number of conditions (including conditions that do not relate directly to the Merger Agreement), including without limitation: (i) consummation of the Merger in accordance with the Merger Agreement (without giving effect to any amendments, modifications or waivers to the Merger Agreement that are materially adverse to the interests of the Lenders without the prior written consent of the Lenders); (ii) the tolling of a 15 business day marketing period (with customary exclusions for holidays) for Jefferies to syndicate the Term Loan Facility, (iii) that since the date of the Commitment Letter, there has been no material adverse effect on Lumara; (iv) delivery of certain customary historical and pro forma financial statements with respect to the Company and Lumara; (v) payment of all costs, fees, expenses and other compensation in connection with the Term

Loan Facility; (vi) delivery of definitive loan documentation and certain customary closing documents; and (vii) the accuracy of certain customary representations and warranties.

The Commitment Letter expires on the earliest of (i) the date that is five business days after the valid termination of the Merger Agreement, (ii) the closing of the Merger (unless the Lenders have failed to fund in breach of their obligations under the Commitment Letter) and (iii) January 30, 2015.  The Term Loan Facility amortizes in quarterly installments over the term of the Term Loan Facility, is secured by substantially all assets of the Company and its subsidiaries and is guaranteed by certain of its subsidiaries.

In addition, the terms of the Term Loan Facility commitment include the following, without limitation: (i) mandatory prepayment provisions from excess cash flow, certain debt issuances and certain dispositions, (ii) a total leverage ratio maintenance covenant, (iii) uncommitted incremental facilities, and (iv) customary representations and warranties, affirmative and negative covenants, and events of default.

Pursuant to the Commitment Letter and in accordance with the terms of a fee letter entered into among Jefferies and the Company, Jefferies and the Lenders expect to receive certain customary fees, some of which are based on their pro rata participation under the commitment letter, from the Company, including certain fees payable depending on various circumstances and contingencies. In addition, the fee letter includes certain “market-flex” provisions.

The foregoing summary of certain terms of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, a copy of which is attached hereto as Exhibit 10.1.

Amendment to Shareholder Rights Plan

On September 26, 2014, the Board of Directors of the Company (the “Board”) adopted an amendment (the “NOL Amendment”) to the Company’s Shareholder Rights Plan, dated as of September 4, 2009 (the “Original Agreement,” and, together with all amendments, including the NOL Amendment, the “NOL Rights Plan”). The amendment effected such changes to the Original Agreement as were necessary, in the Board’s judgment, to preserve the Company’s substantial tax assets associated with net operating loss carry forwards (“NOLs”) and other tax benefits. As described below, these changes include shortening the expiration date of the Original Agreement from September 17, 2019 to March 31, 2017 (subject to earlier expiration described below), decreasing the exercise price of the Rights from $250 to $80 in connection therewith, and changes to the definition of “beneficial ownership,” as used in the NOL Rights Plan, to make it consistent with how ownership is defined under Section 382 of the Code.  The Company’s ability to use its NOLs and other tax benefits would be limited if there were an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), which would occur if stockholders owning (or deemed under Section 382 of the Code to own) 5% or more of the Company’s stock increase their collective ownership of the aggregate amount of outstanding shares of the Company by more than 50% over a rolling three-year period.  There can be no assurance that the amendment to the Original Agreement will result in the Company preserving all of the substantial tax assets associated with net operating loss carry forwards and other tax benefits.

The Original Agreement provided for a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Share”), of the Company, which dividend was paid on September 17, 2009.  Under the Original Agreement, Rights will separate from the Common Share and will become exercisable upon the earlier of (a) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding shares of Common Share, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a stockholder (the date of such an announcement being referred to as the “Shares Acquisition Date”), or (b) the close of business on the tenth business day (or such later day as the Board may determine) following the commencement of a tender offer or exchange offer that could result, upon its consummation, in a person or group becoming the beneficial owner of 20% or more of the outstanding shares of Common Share (the earlier of such dates being herein referred to as the “Distribution Date”).  The NOL Amendment reduced the 20% thresholds referenced above to 4.99% and reduced the exercise price of the Rights from $250 to $80 to be consistent with the new shorter term of the NOL Rights Plan.

The NOL Amendment also provides that, notwithstanding the foregoing, with respect to any person who beneficially owns (for purposes of the NOL Rights Plan) 4.99% or more of the outstanding shares of Common Share as of September 29, 2014 (such person being referred to in the NOL Rights Plan as a “Grandfathered Person”), the Distribution Date will not occur unless such Grandfathered Person has acquired beneficial ownership of shares of Common Share representing an additional 1/4% of the outstanding shares of Common Share (the “Grandfathered Percentage”).

In addition, the NOL Amendment made such changes to the definition of “beneficial ownership,” as used in the NOL Rights Plan, as are consistent with how ownership is defined under Section 382 of the Code.

Under the NOL Rights Plan, any person who wishes to effect any acquisition of shares of Common Share that would, if consummated, result in such person beneficially owning more than 4.99% of the outstanding shares of Common Share (or in the case of a Grandfathered Person, the Grandfathered Percentage), may request that the Board grant an exemption with respect to such acquisition under the NOL Rights Plan. The Board may only grant such an exemption if it determines, in its sole discretion, that the acquisition of beneficial ownership of Common Share by such person will not jeopardize or endanger the availability to the Company of its NOLs and other tax benefits.  Any exemption granted may be granted in whole or in part, and may be subject to limitations or conditions (including that the exemption be of a limited duration, a requirement that the requesting person agree that it will not acquire beneficial ownership of shares of Common Share in excess of the maximum number and percentage of shares approved by the Board or that it will not make another exemption request).

The NOL Amendment provides that the Rights are not exercisable until the Distribution Date and will expire at the earliest of (i) March 31, 2017, (ii) the time at which the Rights are redeemed or exchanged, (iii) the effective date of the repeal of Section 382 or any successor statute if the Board determines that the NOL Rights Plan is no longer necessary or desirable for the preservation the Company’s tax benefits, (iv) the first day of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward or (v) September 26, 2015 if stockholder approval of the NOL Amendment has not been obtained by or on such date.

The Company expects to submit the NOL Amendment to a vote of its stockholders at its 2015 annual meeting of stockholders.

The foregoing description of the terms of the NOL Amendment summarizes only the material terms of the NOL Amendment, does not purport to be complete and is qualified in its entirety by reference to the NOL Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  Further, a copy of the Original Agreement has been filed with the Commission as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated September 4, 2009 and amendments thereto are filed with the Commission as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 10, 2012 and Exhibit 4.4 to the Company’s Current Report on Form 8-K dated February 14, 2014.

Item 3.02.  Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, the Company will issue Stock Consideration at the closing of the Merger to Lumara Security Holders, provided that the Company reasonably determines that the aggregate number of Lumira Security Holders who are not accredited investors, as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), is 35 or less.  If the Company cannot reasonably make such determination, then the Stock Consideration shall only be issued to Lumara Security Holders whom the Company believes are accredited investors. The Merger Agreement contains provisions providing for the reallocation of the Stock Consideration and Cash Consideration among the Lumara Security Holders who are accredited investors or non-accredited investors, based on the value of the Stock Consideration at the Closing, if the Company is unable to make the determination that 35 or less of the Lumara Security Holders are non-accredited investors.

The issuance of the Stock Consideration to Lumara Security Holders will not be registered under the Securities Act and the Company and Lumara have agreed that the issuance of the Stock Consideration will be accomplished in reliance upon Section 4(a)(2) of the Securities Act.

Item 3.03.  Material Modification to Rights of Security Holders.

Please see the disclosure set forth under Item 1.01 under the caption Amendment to Shareholder Rights Plan, which is incorporated by reference into this Item 3.03.

Item 7.01.  Regulation FD.

On September 29, 2014 the Company issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is furnished as Exhibit 99.1.

The Company will host a live conference call and webcast with audio and slides, to review the transaction at 8:00 a.m. Eastern Time, on September 29, 2014.  The webcast will be available to the public on Investors section of the Company’s website at http://www.amagpharma.com/.  Conference call details are provided in the press release furnished as Exhibit 99.1.  A replay of the webcast and related materials will be available at the site.  The slide presentation is furnished as Exhibit 99.2.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: (i) the Company’s plans to build a multi-product specialty pharmaceutical company; (ii) the Merger and the addition of Makena to the Company’s product portfolio, including expected benefits, opportunities, synergies, financing, results and the impact on adjusted earnings per share, EBITDA and shareholder value, the impact on the Company’s financial profile, as well as the timing of the closing of the Merger and the issuance of the Stock Consideration; (iii) expectations that the combined company will have $350 million in revenue in 2015 and will be accretive to adjusted earnings per share; (iv) anticipated combined company adjusted earnings per share; (v) the Company’s intentions to provide further guidance; (vi) anticipated cost synergies of at least $20 million; (vii) beliefs that Makena enjoys significant advantages over possible competition from generic alternatives; (viii) expectations that Makena will retain long-term growth after exclusivity expires in 2018; (ix) expectations for Makena’s lifecycle management program; (x) anticipated benefits from rules and regulations, including the Drug Quality and Security Act, and product reimbursement trends; (xi) the size of the market for Makena (potentially $1 billion-plus in revenue); (xii) expectations for the Lumara maternal health commercial platform and the Company’s entry into a market important for the future growth of Feraheme® (ferumoxytol) injection; (xiii) the Company’s belief that this is a transformative transaction that propels the Company into a profitable, high-growth multi-product specialty pharmaceutical company positioned for continued revenue and bottom-line growth, further diversification and shareholder value creation; (xiv) expectations regarding Lumara’s impact on future product acquisitions; (xv) beliefs about the commercial platform and the strategic fit of Lumara; (xvi) the Company’s plans to expand the market for Feraheme; (xvii) beliefs about Makena and its benefits, including that it is a unique product that serves an important medical need; (xviii) the impact of Makena on the Company’s product portfolio and the impact of the combined company’s larger scale and new resources on long-term growth opportunities and patient experience; (xix) beliefs regarding the opportunity for Makena and the potential to leverage the Company’s in-office injectables commercial expertise; (xx) expectations regarding the Makena commercial team, including its ability to grow the brand; (xxi) beliefs regarding the combined company’s scale, portfolio diversification, resources and commercial expertise, including the impact on the Company’s long-term growth opportunities and patient service; (xxii) the Company being the right partner to support the continued growth of Makena and its maternal health business; (xxiii) plans for Lumara following the closing; (xxiv) expectations regarding the financing for and the timeline for the Merger; (xxv) the Company’s tax attributes and expectations regarding the NOL Amendment; (xxvi) the Company’s plans to expand its portfolio through the in-license or purchase of additional pharmaceutical products or companies; and (xxvii) the Company’s goal of bringing to market therapies that provide clear benefits and improve patients’ lives are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.  Statements about the Company’s or Lumara’s past financial results do not, and are not meant to, predict future results.  The Company can provide no assurance that such results and performance will continue.  For the avoidance of doubt, any statements in this report that relate to the Merger are forward-looking statements within the meaning of the PSLRA and other federal securities laws.

Such risks and uncertainties include, among others: (1) the possibility that the closing conditions set forth in the Merger Agreement, including those conditions related to antitrust clearance, will not be met and that the parties will be unable to consummate the proposed transaction, (2) the chance that, despite having a commitment in place, the Company will be unable to secure financing, or financing on satisfactory terms, in amounts sufficient to consummate the Merger, (3) the possibility that if the Merger is consummated, the Company may not realize the expected benefits, synergies and opportunities anticipated in connection with the transaction, including the anticipated costs synergies of $20 million, $1 billion market opportunity and the benefits of an enhanced financial profile, larger scale, portfolio diversification, new resources and broader commercial expertise, (4) the challenges of integrating the Makena commercial team into the Company, (5) the impact on sales of Makena from competitive, commercial payor, government (including federal and state Medicaid reimbursement policies), physician, patient or public responses with respect to product pricing, product access and sales and marketing initiatives, (6) the impact of patient compliance on units sales, (7) the uncertainty of achieving sales of Feraheme to OB/GYN specialists for the treatment of women who suffer from iron deficiency anemia (“IDA”), even assuming approval by the U.S. Food and Drug Administration (the “FDA”) for the broader indication, (8) the Company may face challenges in leveraging the Company’s in-office injectables commercial expertise, which could result in unforeseen expenses and disrupt business operations, (9) liabilities the Company assumes from Lumara, including Lumara’s class action Litigation, may be higher than expected, (10) the possibility that sales of Makena will not meet expectations as a result of current and future competition from compounded products and/or future competition from generic alternatives upon expiration of exclusivity in February 2018, (11) the impact of reimbursement policies for Makena and the resulting coverage decisions and/or impact on pricing, (12) the number of preterm birth risk pregnancies for which Makena may be prescribed, its safety and side effects profile and acceptance of pricing, (13) in connection with the Lumara acquisition, the Company will incur a substantial amount of indebtedness and will have to comply with restrictive and affirmative debt covenants, including a requirement that the Company reduce its leverage over time, (14) the possibility that the Company will need to raise additional capital from the sale of common stock, which will cause significant dilution to the Company’s stockholders, in order to satisfy the Company’s contractual obligations, including the Company’s debt service, milestone payments that may become payable to Lumara’s stockholders or in order to pursue business development activities, (15) upon consummation of the Merger, the Company will be highly leveraged and have limited cash and cash equivalent resources which may limit its ability to take advantage of attractive business development opportunities and execute on its strategic plan, (16) the possibility that the Company’s stockholders will not approve the NOL Amendment and that the Company’s tax benefits, including those acquired upon consummation of the Merger, will not be available in the future, (17) the likelihood and timing of potential approval of Feraheme in the U.S. in the broader IDA indication in light of the complete response letter the Company received from the FDA informing it that the Company’s supplemental new drug application (“sNDA”) for the broader indication could not be approved in its present form and stating that the Company had not provided sufficient information to permit labeling of Feraheme for safe and effective use for the proposed broader indication, (18) the possibility that following FDA review of post-marketing safety data, including reports of serious anaphylaxis, cardiovascular events, and death, and/or in light of the label changes requested by the European Medicines Agency’s (the “EMA”) Pharmacovigilance Risk Assessment Committee (“PRAC”) and confirmed by the Committee for Medicinal Products for Human Use (“CHMP”), the FDA (or other regulators) will request additional technical or scientific information, new studies or reanalysis of existing data, on-label warnings, post-marketing requirements/commitments or risk evaluation and mitigation strategies (“REMS”) in the current indication for Feraheme for IDA in adult patients with chronic kidney disease and the additional costs and expenses that will or may be incurred in connection with such activities, (19) whether the Company’s proposed label changes will be acceptable to the FDA or other regulatory authorities and what impact such changes, or such additional changes as the FDA, CHMP or other regulators may require, will have on sales of Feraheme/ Rienso™ (Rienso is the trade name for ferumoxytol outside of the U.S. and Canada), (20) the Company’s and Takeda Pharmaceutical Limited’s (“Takeda’s”) ability to successfully compete in the intravenous iron replacement market both in the U.S. and outside the U.S., including the EU, as a result of limitations, restrictions or warnings in Feraheme’s/Rienso’s current or future label, including the changes recommended by PRAC and confirmed by CHMP that Rienso be administered to patients by infusion over at least 15-minutes (replacing injection) and that it be contraindicated for patients with any known history of drug allergy, (21) the Company’s ability to execute on its long-term strategic plan or to realize the expected results from its long-term strategic plan, (22) Takeda’s ability to obtain regulatory approval for Feraheme in Canada, and Rienso in the EU, in the broader IDA patient population, (23) the possibility that significant safety or drug interaction problems could arise with respect to Feraheme/Rienso and in turn affect sales, or the Company’s ability to market the product both in the U.S. and outside of the U.S., including the EU, (24) the relationship between Takeda and the Company and the impact on commercialization efforts for Feraheme/Rienso in the EU and Canada, (25) the likelihood and timing of milestone payments, if any, in connection with the Company’s licensing arrangement with Takeda, (26) the manufacture of Feraheme/Rienso or MuGard (or Makena if the Merger is consummated), including any significant interruption in the supply of raw materials or finished product, (27) the Company’s patents and proprietary rights (including those acquired in the Merger) both in the U.S. and outside the U.S., (28) the risk of an Abbreviated New Drug Application (“ANDA”) filing following the FDA’s draft bioequivalence recommendation for ferumoxytol published in December 2012, (29) the possibility that the Company will disseminate future Dear Healthcare Provider letters in the U.S. (or, working Takeda, in Europe or other markets), (30) uncertainties regarding the Company’s ability to compete in the oral mucositis market in the U.S. and in the women’s maternal health market and (31) other risks identified in the Company’s filings with the Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and subsequent filings with the Commission.  Any of the above risks and uncertainties could materially and adversely affect the Company’s results of operations, profitability and cash flows, which would, in turn, have a significant and adverse impact on the Company’s stock price.  Use of the term “including” in the two paragraphs above shall mean in each case “including, but not limited to.”  The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals and Feraheme are registered trademarks of AMAG Pharmaceuticals, Inc. MuGard® is a registered trademark of Access Pharmaceuticals, Inc.

Rienso is a trademark of Takeda Pharmaceutical Company Limited.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of September 28, 2014, by and among Lumara Health Inc., AMAG Pharmaceuticals, Inc., Snowbird, Inc., and Lunar Representative, LLC as the Stockholders’ Representative.*

4.1	NOL Amendment, dated September 26, 2014, to Shareholder Rights Plan.
4.2	Summary of Amended Rights to Purchase Preferred Shares (included as Exhibit B to Exhibit 4.1 of this Current Report on Form 8-K).
10.1	Commitment Letter, dated September 28, 2014, by and between AMAG Pharmaceuticals, Inc. and Jefferies Finance LLC.
99.1	Press Release of AMAG Pharmaceuticals, Inc. issued on September 29, 2014.**
99.2	Investor Presentation by AMAG Pharmaceuticals, Inc., dated September 29, 2014.**

*  Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedule so furnished.  A list identifying the contents of all omitted exhibits and schedules can be found on pages vi-vii of Exhibit 2.1.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.
By:	/s/ William K. Heiden
William K. Heiden
President and Chief Executive Officer

Date: September 29, 2014

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of September 28, 2014, by and among Lumara Health Inc., AMAG Pharmaceuticals, Inc., Snowbird, Inc. and Lunar Representative, LLC as the Stockholders’ Representative.*

4.1	NOL Amendment, dated September 26, 2014, to Shareholder Rights Plan.
4.2	Summary of Amended Rights to Purchase Preferred Shares (included as Exhibit B to Exhibit 4.1 of this Current Report on Form 8-K).
10.1	Commitment Letter, dated September 28, 2014, by and between AMAG Pharmaceuticals, Inc. and Jefferies Finance LLC.
99.1	Press Release of AMAG Pharmaceuticals, Inc. issued on September 29, 2014.**
99.2	Investor Presentation by AMAG Pharmaceuticals, Inc., dated September 29, 2014.**

*  Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedule so furnished.  A list identifying the contents of all omitted exhibits and schedules can be found on pages vi-vii of Exhibit 2.1.

** Furnished herewith.